Exhibit 3(ii)

AMENDED AND RESTATED

BYLAWS

OF

GENERAL GROWTH PROPERTIES, INC.

November 8, 2006

TABLE OF CONTENTS

PAGE

ARTICLE I – CORPORATE OFFICES	1
1.1 Registered Office	1
1.2 Other Offices	1
ARTICLE II – MEETINGS OF STOCKHOLDERS	1
2.1 Place of Meeting	1
2.2 Annual Meeting	1
2.3 Special Meeting	1
2.4 Notice of Stockholders’ Meetings	1
2.5 Manner of Giving Notice; Affidavit of Notice	2
2.6 Quorum	2
2.7 Adjourned Meeting; Notice	3
2.8 Administration of the Meeting	3
2.9 Voting	4
2.10 No Stockholder Action by Written Consent Without a Meeting	4
2.11 Record Date	4
2.12 Proxies	4
2.13 List of Stockholders Entitled to Vote	5
2.14 Advance Notice of Stockholder Business at Annual Meetings	5
2.15 Advance Notice of Director Nominations for Annual and Special Meetings	6
ARTICLE III – DIRECTORS	7
3.1 Powers	7
3.2 Number of Directors	7
3.3 Election, Qualification and Term of Office of Directors	8
3.4 Resignation and Vacancies	8
3.5 Place of Meetings; Meetings by Telephone	9
3.6 Regular Meetings	9
3.7 Special Meetings; Notice	9
3.8 Quorum; Action by the Board	9
3.9 Board Action by Written Consent Without a Meeting	10
3.10 Adjourned Meeting Notice	10
3.11 Fees and Compensation of Directors	10
3.12 Removal of Directors	10

ARTICLE IV – COMMITTEES	10
4.1 Committees of Directors	10
4.2 Committee Minutes	11
4.3 Meetings and Actions of Committees	11
4.4 Term of Committee Members	11
ARTICLE V – OFFICERS	12
5.1 Officers Designated	12
5.2 Election and Term of Office	12
5.3 Chairperson of the Board	12
5.4 Chief Executive Officer	12
5.5 President	12

5.6 Chief Financial Officer 12

5.7 Vice Presidents 13

5.8 Secretary 13

5.9 Chief Corporate Development Officer 13

5.10 Chief Administrative Officer	13
5.11 Assistant Secretaries	13
5.12 Treasurer	13
5.13 Assistant Treasurers	14
5.14 Other Officers	14

5.15 Delegation of Authority 14

5.16 Resignations	14
5.17 Removal	14
5.18 Effect of Resignation or Removal	14
ARTICLE VI – RECORDS AND REPORTS	14
6.1 Maintenance and Inspection of Records	14

6.2 Inspection by Directors 15

ARTICLE VII – GENERAL MATTERS	15
7.1 Waiver of Notice	15
7.2 Stock Certificates; Uncertificated Shares	15
7.3 Special Designation on Certificates	15
7.4 Lost Certificates	16
7.5 Transfer of Stock	16
7.6 Registered Stockholders	16

7.7 Dividends 16

7.8 Checks; Drafts; Evidence of Indebtedness	17
7.9 Execution of Corporate Contracts and Instruments	17
7.10 Fiscal Year and Audits	17
7.11 Seal	17
ARTICLE VIII – NOTICE BY ELECTRONIC TRANSMISSION	17
8.1 Notice by Electronic Transmission	17
8.2 Definition of Electronic Transmission	17
8.3 Inapplicability	17
ARTICLE IX – INDEMNIFICATION	18
9.1 Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation	18
9.2 Entitlement of Indemnification in Event of Actions, Suits or Proceedings By or in the Right of the Corporation	19
9.3 Authorization of Indemnification	19
9.4 Right to Bring Suit	19
9.5 Good Faith Defined	20
9.6 Expenses Payable in Advance	20
9.7 Non-exclusivity of Indemnification and Advancement of Expenses	20
9.8 Insurance	21
9.9 Certain Definitions	21
9.10 Survival of Indemnification and Advancement of Expenses	22
9.11 Limitation on Indemnification	22
9.12 Indemnification of Employees and Agents	22
9.13 Effect of Amendment or Repeal	22
ARTICLE X – MISCELLANEOUS	22
10.1 Provisions of Certificate Govern	22

10.2 Construction; Definitions 22

10.3 Severability	22
ARTICLE XI – AMENDMENTS	22
11.1 Amendments	22

AMENDED AND RESTATED
BYLAWS
OF
GENERAL GROWTH PROPERTIES, INC.
(Adopted November 8, 2006)

ARTICLE I

CORPORATE OFFICES

Section 1.1. Registered Office. The registered office of General Growth Properties, Inc. (the "Corporation”) within the State of Delaware shall be located at either: (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Other Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices, either within or outside the State of Delaware, as the board of directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law, as amended from time to time (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2.2. Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.

Section 2.3. Special Meeting. Unless otherwise required by law or the Corporation’s restated certificate of incorporation, as amended and/or supplemented from time to time (the "Certificate”), special meetings of the stockholders may be called at any time, for any purpose or purposes, only by the Chairperson of the Board, the Chief Executive Officer or the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

No business may be transacted at any special meeting other than the business specified in the notice to stockholders of such meeting given pursuant to Section 2.4.

Section 2.4. Notice of Stockholders’ Meetings. All notices of meetings of stockholders shall, to the extent required by the DGCL, be sent or otherwise given by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting in accordance with either Section 2.5 or Section 8.1 to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of the stockholders may be cancelled, by resolution duly adopted by the Board upon public announcement (as defined in Section 2.14) made prior to the date previously scheduled for such meeting of stockholders.

Section 2.5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given:

(a) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation;

(b) if electronically transmitted, as provided in Section 8.1; or

(c) otherwise, when delivered.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notice may be waived in accordance with Section 7.1.

Section 2.6. Quorum. Unless otherwise provided in the Certificate or required by law, the holders of a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. Shares held by brokers which such brokers are prohibited from voting (pursuant to their discretionary authority on behalf of beneficial owners of such shares who have not submitted a proxy or voting instructions with respect to such shares) on some or all of the matters before the stockholders, but which shares would otherwise be entitled to vote at the meeting (“Broker Non-Votes”) shall be counted, for the purpose of determining the presence or absence of a quorum, both toward the total voting power of the shares of capital stock of the Corporation and as being represented by proxy.

The chairperson of the meeting of stockholders, or the stockholders representing a majority of the voting power of the Voting Stock at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time, whether or not there is such a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.7. Adjourned Meeting; Notice. When a meeting of stockholders is adjourned to another time or place, unless these Amended and Restated Bylaws of the Corporation, as amended from time to time (these “Bylaws”), otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the provisions of Section 2.4 and Section 2.5.

Section 2.8. Administration of the Meeting. Meetings of stockholders shall be presided over by the Chairperson of the Board, or his or her designee, or if no designation is made by the Chairperson of the Board and in the Chairperson of the Board’s absence or inability to act by the Chief Executive Officer, or in the Chief Executive Officer’s absence or inability to act by the President, or in the absence or inability to act of all the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen by vote of the stockholders at the meeting. The secretary of the meeting shall be the Secretary or any Assistant Secretary of the Corporation, or in the absence or inability to act of the foregoing persons by such person as the chairperson of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the Corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, the chairperson of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed by the DGCL or other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairperson of the meeting shall have the right and authority to prescribe such further rules, regulations and procedures and to do all acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda, maintaining order, imposing restrictions on entry to the meeting after the time fixed for commencement thereof and fixing the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such items at the meeting).

Section 2.9. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11, subject to the DGCL and the Certificate. Each stockholder shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate.

In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these Bylaws, the affirmative vote by a majority of the votes cast by stockholders present in person or represented by proxy at the meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of holders of any series of preferred stock of the Corporation to elect directors under specific circumstances, directors shall be elected by a plurality of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this paragraph, neither abstentions as to a particular matter nor Broker Non-Votes represented at the meeting but not permitted to vote on a particular matter shall be counted, with respect to the vote on such matter, in the number of: (a) votes cast, (b) votes cast affirmatively or (c) votes cast negatively.

Section 2.10. No Stockholder Action by Written Consent Without a Meeting. Subject to the rights of the holders of any series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation (if the Corporation has more than one stockholder at such time) must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2.11. Record Date. In order that the Corporation may determine the stockholders entitled to: (i) notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) receive payment of any dividend or other distribution or allotment of any rights or (iii) exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not fix a record date in accordance with these Bylaws and applicable law:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.12. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law and filed with the books and records of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 2.13. List of Stockholders Entitled to Vote. It shall be the duty of the officer who has charge of the stock ledger of the Corporation, either directly or through another officer of the Corporation designated by such officer or through a transfer agent appointed by the Board, to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal place of business.

In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.14. Advance Notice of Stockholder Business at Annual Meetings. Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) which is given pursuant to Section 2.4, (b) otherwise properly brought before the meeting by or at the direction of the Chairperson of the Board or the Board or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder who (i) is a stockholder of record entitled to vote on such matter on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth in this Section 2.14. For such business to be considered properly brought before the meeting by a stockholder, such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth:

(a) the name and record address of the stockholder who intends to propose the business, and the beneficial owner, if any, on whose behalf the proposal is made and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner;

(b) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(c) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(d) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.14. Except as otherwise provided by law, the Certificate or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed business is not in compliance with these Bylaws, to declare that such defective proposal shall be disregarded.

Section 2.15. Advance Notice of Director Nominations for Annual and Special Meetings. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise set forth in the Certificate with respect to the rights of the holders of any series of preferred stock of the Corporation to nominate and elect a specified number of directors, if any. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be: (a) specified in the notice of meeting (or any supplement thereto) given pursuant to Section 2.4, (b) made by or at the direction of the Board or (c) made by any stockholder of the Corporation who (i) is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 2.15.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.14, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of  shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(b) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.14.

Notwithstanding the foregoing, in order to include information with respect to a stockholder nomination in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

Section 3.1. Powers. Subject to the provisions of the DGCL and any limitations in the Certificate, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

Section 3.2. Number of Directors. Subject to the rights of the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances, the authorized number of directors shall be determined from time to time by resolution adopted by a majority of the Whole Board, but shall consist of not more than fifteen (15) nor less than three (3) directors.

Section 3.3. Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4, directors shall be elected at each annual meeting of stockholders to hold office for the term provided in this Section 3.3. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Except as provided in the Certificate or Section 3.4, directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the Whole Board. The directors in office at the time of the adoption of these Bylaws whose term expires at the 2009 annual meeting (and their successors) shall be referred to as Class I directors; the directors in office at the time of the adoption of these Bylaws whose term expires at the 2008 annual meeting (and their successors) shall be referred to as Class II directors; and the directors in office at the time of the adoption of these Bylaws whose term expires at the 2007 annual meeting (and their successors) shall be referred to as Class III directors. At each succeeding annual meeting of stockholders beginning in 2007, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term with each director to hold office in such class until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no event will a decrease in the authorized number of directors shorten the term of any incumbent director.

Section 3.4. Resignation and Vacancies. Any director may resign at any time upon written notice or by electronic transmission to the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time or upon the happening of an event or events as is specified therein.

Subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. A person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. When one or more directors resigns and the resignation is effective at a future date or upon the happening of an event or events, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

Section 3.5. Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate or these Bylaws, members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.6. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Section 3.6 immediately after, and at the same place as, each annual meeting of stockholders. The Board may, by resolution, determine to hold additional regular meetings and the time and place therefor, without notice other than such resolution.

Section 3.7. Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President or a majority of the Board then in office. The person(s) authorized to call special meetings of the Board may fix the place and time of the meeting.

Notice of the time and place of any special meeting shall be:

(a) in writing sent by United States first-class mail with postage paid, by facsimile, or by electronic mail; or

(b) delivered personally by hand, by courier, by telegram or by telephone;

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is: (i) delivered personally by hand, by courier or by telegram, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent, as applicable, at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is delivered by telephone, it shall be given at least twelve (12) hours prior to the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.1.

Section 3.8. Quorum; Action by the Board. Except as otherwise required by law or the Certificate and except as otherwise provided in these Bylaws, at all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate or these Bylaws.

The directors present at a duly organized meeting may continue to transact business until adjournment so long as a majority of a quorum is present, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.9. Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing (including by electronic transmission (as defined in Section 8.2)) and the writing or writings (including electronic transmission or transmissions) are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Adjourned Meeting Notice. If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.11. Fees and Compensation of Directors. Unless otherwise restricted by the Certificate or these Bylaws, the Board (or any committee thereof to which appropriate authority has been delegated) shall have the authority to fix the compensation of directors, subject to applicable law and listing requirements of the New York Stock Exchange (or any successor thereto).

Section 3.12. Removal of Directors. Unless otherwise restricted by law, the Certificate or these Bylaws, and subject to the rights of the holders of any series of preferred stock of the Corporation to elect additional directors under specified circumstances, any director, or all of the directors, may be removed from the Board, but only for cause, and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding Voting Stock, voting together as a single class.

ARTICLE IV

COMMITTEES

Section 4.1. Committees of Directors. The Board may, by resolution or resolutions adopted by a majority of the Whole Board, designate one or more committees, each committee to consist of two (2) (or such other minimum number, if any, mandated by law and the applicable listing requirements of the New York Stock Exchange (or any successor thereto), as in effect from time to time) or more directors of the Corporation, including the following committees:

(a) an Executive Committee, which shall have such authority as has been or shall be delegated by the Board and shall advise the Board from time to time with respect to such matters as the Board shall direct; and

(b) an Audit Committee, a Compensation Committee and a Nominating & Governance Committee, each of which shall have such authority (i) as has been or shall be set forth in the charter for such committee (as in effect from time to time and approved by the Board), which authority shall at all times be not less than that mandated by law and the applicable listing requirements of the New York Stock Exchange (or any successor thereto), and (ii) as shall otherwise be delegated by the Board.

Any committee, to the extent provided in a resolution of the Board or in these Bylaws and not inconsistent with the DGCL, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee, provided that any such alternate member must satisfy any applicable membership eligibility requirements of the relevant committee mandated by law, the applicable listing requirements of the New York Stock Exchange (or any successor thereto) and the charter, if any, of such committee.

Section 4.2. Committee Minutes. Each committee shall keep regular minutes of its meetings and shall make such reports as the Board may from time to time request and as may be required by the applicable listing requirements of the New York Stock Exchange (or any successor thereto).

Section 4.3. Meetings and Actions of Committees. Each committee may, by resolution, determine to hold regular meetings and the time and place therefore, without notice other than such resolution. These and other meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.5 (relating to place of meetings and meetings by telephone);

(b) Section 3.7 (relating to special meetings and notice);

(c) Section 3.8 (relating to quorum);

(d) Section 3.9 (relating to action without a meeting);

(e) Section 3.10 (relating to adjournment and notice of adjournment); and

(f) Section 7.1 (relating to waiver of notice);

of these Bylaws, with such changes in the context of those sections as are necessary to substitute the committee and its members for the Board and its members.

Notwithstanding the foregoing:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.

The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws, applicable law or the listing requirements of the New York Stock Exchange (or any successor thereto).

Section 4.4. Term of Committee Members. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board. The Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.

ARTICLE V

OFFICERS

Section 5.1. Officers Designated. The elected officers of the Corporation shall include, if and when designated by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, one or more Vice Presidents (regardless of level or designation) and the Secretary. The Board may also appoint a Chairperson of the Board, a Chief Corporate Development Officer, a Chief Administrative Officer, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary or advisable. The Chairperson of the Board shall be chosen from the directors. All officers appointed by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.

Section 5.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Subject to Section 5.17, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or resignation. If the office of any officer becomes vacant for any reason, or a new office is created, the vacancy may be filled by the Board.

Section 5.3. Chairperson of the Board. The Chairperson of the Board, when present and able to act, shall preside at all meetings of stockholders and the Board unless the Chairperson of the Board delegates such authority to another officer or director of the Corporation. The Chairperson of the Board shall, subject to the control of the Board, advise and counsel the Chief Executive Officer and the other officers of the Corporation. The Chairperson of the Board shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 5.4. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall, in the absence of the Chairperson of the Board or because of the inability to act of the Chairperson of the Board, perform all duties of the Chairperson of the Board. The Chief Executive Officer shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 5.5. President. The President shall, subject to the control of the Board, have general supervision of the operations of the Corporation. The President shall, in the absence of the Chief Executive Officer or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 5.6. Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements and reports of the financial affairs of the Corporation in such form and as often as required by the Board or the Chief Executive Officer. The Chief Financial Officer shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Treasurer, any Assistant Treasurer or any other officer to assume and perform the duties of the Chief Financial Officer in the absence of the Chief Financial Officer or because of the inability to act of the Chief Financial Officer.

Section 5.7. Vice Presidents. The Vice Presidents (including without limitation Executive Vice Presidents and Senior Vice Presidents), subject to the control of the Board and to the overall direction and supervision of the Chief Executive Officer or to another officer designated by the Chief Executive Officer shall perform such duties and have such powers as the Board, the Chief Executive Officer or such other designated officer shall designate from time to time.

Section 5.8. Secretary. The Secretary shall record all acts and proceedings of meetings of stockholders and the Board in the minute book of the Corporation. The Secretary shall give, or cause to be given, notice in conformity with these Bylaws of all meetings of stockholders and the Board requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence of the Secretary or because of the inability to act of the Secretary.

Section 5.9. Chief Corporate Development Officer. The Chief Corporate Development Officer, subject to the control of the Board and to the overall direction and supervision of the Chief Executive Officer, shall have general supervision, direction and control over such of the corporate and employee development functions of the Corporation as may be determined by the Chief Executive Officer and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

Section 5.10. Chief Administrative Officer. The Chief Administrative Officer, subject to the control of the Board and to the overall direction and supervision of the Chief Executive Officer or to another officer designated by the Chief Executive Officer, shall be in general charge, control and supervision over such of the day-to-day operational functions of the Corporation as may be determined by the Chief Executive Officer or such other designated officer and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer or such other designated officer shall designate from time to time.

Section 5.11. Assistant Secretaries. Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board or the Chief Executive Officer) shall perform the duties and exercise the powers of the Secretary.

Section 5.12. Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board or the Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chief Financial Officer and the Board, when requested, an account of all financial transactions of the Corporation. The Treasurer shall be under the supervision of the Chief Financial Officer, and the Treasurer shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the Chief Financial Officer.

Section 5.13. Assistant Treasurers. Any Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, the Chief Executive Officer or the Chief Financial Officer) shall perform the duties and exercise the powers of the Treasurer.

Section 5.14. Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 5.15. Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 5.16. Resignations. Any officer may resign at any time by giving notice in writing (including by electronic transmission) to the Board, the Chairperson of the Board, the Chief Executive Officer or the President. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

Section 5.17. Removal. Any officer elected by the Board may be removed by a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby.

Section 5.18 Effect of Resignation or Removal. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan. No such event with respect to any elected officer shall prejudice the rights, if any, of the Corporation under any contract with the elected officer.

ARTICLE VI

RECORDS AND REPORTS

Section 6.1. Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, minute books and other books and records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during ordinary business hours to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

Section 6.2. Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VII

GENERAL MATTERS

Section 7.1. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate or these Bylaws, a written waiver signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any regular or special meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.2. Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairperson of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

Section 7.3. Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.3 or otherwise required by law or with respect to this Section 7.3 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.4. Lost Certificates. Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may, in its discretion, issue a new stock certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.5. Transfer of Stock. Transfers or registration of transfers of shares of the Corporation shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 7.4, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate or uncertificated shares are issued therefor. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, and the issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 7.6. Registered Stockholders. The Corporation:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7.7. Dividends. The Board, subject to any restrictions contained in either: (a) the DGCL or (b) the Certificate, may declare and pay dividends upon the outstanding shares of the Corporation’s capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

Section 7.8. Checks; Drafts; Evidence of Indebtedness. From time to time, the Board, the Chief Executive Officer, the President or the Chief Financial Officer shall designate which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so designated shall sign or endorse those instruments.

Section 7.9. Execution of Corporate Contracts and Instruments. Except as otherwise provided in these Bylaws, the Board, any officers of the Corporation authorized thereby or the Chief Executive Officer may authorize any officer or officers, or employee or employees, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 7.10. Fiscal Year and Audits. The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by independent public accountants selected by the Board, and it shall be the duty of the Board to cause such audit to be made annually.

Section 7.11. Seal. The Corporation may adopt a new or revised corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

NOTICE BY ELECTRONIC TRANSMISSION

Section 8.1. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission which, to the extent required by applicable law, has been consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of: (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 8.2. Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.3. Inapplicability. Notice by a form of electronic transmission shall not apply in all instances where the DGCL specifies its inapplicability.

ARTICLE IX
INDEMNIFICATION

Section 9.1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. Subject to Section 9.3, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 9.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 9.3, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.3. Authorization of Indemnification. Any indemnification under Section 9.1 or Section 9.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Such determination shall be made with respect to a person who is a director or officer at the time of such determination:

(a) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum;

(b) By a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

(c) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(d) By the stockholders.

Notwithstanding the foregoing, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1 or Section 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization pursuant to this Section 9.3.

Section 9.4 Right to Bring Suit. If a claim under Section 9.1, Section 9.2 or Section 9.6 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.5. Good Faith Defined. For purposes of any determination under Section 9.3, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 9.5 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 9.5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be.

Section 9.6. Expenses Payable In Advance. To the fullest extent permitted by applicable law, expenses incurred by a person granted indemnification rights pursuant to this Article IX in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX.

Section 9.7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by applicable law. The Corporation’s obligation, if any, to indemnify or advance expenses to a person granted indemnification rights pursuant to this Article IX who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, or other enterprise.

Section 9.8. Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under this Article IX.

Section 9.9. Certain Definitions. For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 9.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Section 9.12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

Section 9.13. Effect of Amendment or Repeal. Neither any amendment or repeal of any section of this Article IX, nor the adoption of any provision of the Certificate or the Bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any director or officer established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

MISCELLANEOUS

Section 10.1. Provisions of Certificate Govern. In the event of any inconsistency between the terms of these Bylaws and the Certificate, the terms of the Certificate will govern.

Section 10.2. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, joint venture, trust or other entity or a natural person.

Section 10.3. Severability. In the event that any portion of these Bylaws or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remaining portions of these Bylaws shall continue in full force and effect.

ARTICLE XI

AMENDMENTS

Section 11.1. Amendments. These Bylaws may be amended, added to, rescinded or repealed at: (a) any meeting of the Board, or (b) at any meeting of stockholders if such amendment, addition, rescission or repeal is properly brought before such meeting and notice thereof is contained in the notice of such meeting of stockholders; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate or these Bylaws, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, add to, rescind or repeal any provision of these Bylaws.

GENERAL GROWTH PROPERTIES, INC.
a Delaware corporation

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Assistant Secretary of General Growth Properties Inc., a Delaware corporation, and that the foregoing Amended and Restated Bylaws were adopted as the Corporation’s bylaws on November 8, 2006 by the Corporation’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 8th day of November, 2006.

By: _/s/ Linda J. Wight
Linda J. Wight, Assistant Secretary